UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

INTERACTIVE DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-31555	13-3668779
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

22 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Approval of Cash Bonuses to Executive Officers under the 2004 Bonus Plan

     The Compensation Committee of the Board of Directors of the Company previously adopted the 2004 Executive Management Bonus Plan (the “2004 Plan”) at a meeting held on March 31, 2004. The 2004 Plan provides for the payment of cash bonuses to certain of the Company’s executive officers based on the attainment of specified performance criteria. Pursuant to the terms of the 2004 Plan, the cash bonuses for each of the executive officers is based on each of the following performance criteria, equally weighted: revenue growth, operating margin, cash conversion and non-financial measures. At a meeting held on March 8, 2005, the Compensation Committee of the Board of Directors discussed the Company’s performance over the fiscal year ended December 31, 2004 and approved cash bonuses for its executive officers, other than Mr. Clark. The Board of Directors approved Mr. Clark’s cash bonus at a meeting held on March 10, 2005. The cash bonuses to executive officers are as set forth below:

Name and Position	2004 Cash Bonus
Stuart Clark President and Chief Executive Officer	$595,300.00

Steven Crane Executive Vice President and Chief Financial officer	$314,265.00

Raymond L. D’Arcy President, Data Delivery Products, FT Interactive Data	$278,516.00

John King Chief Operating Officer, FT Interactive Data	$299,644.80

Andrea Loew Vice President and General Counsel	$169,270.50

Approval of 2005 Base Salaries for Executive Officers

     At a meeting held on March 8, 2005, the Compensation Committee of the Board of Directors discussed and approved base salaries for its executive officers, other than Mr. Clark. The Board of Directors discussed and approved Mr. Clark’s base salary at a meeting held on March 10, 2005. The base salaries for the executive officers, effective April 1, 2005, are as set forth below:

Name and Position	2005 Base Salary
Stuart Clark President and Chief Executive Officer	$525,000

Steven Crane Executive Vice President and Chief Financial Officer	$358,000

Raymond L. D’Arcy President, Data Delivery Products, FT Interactive Data	$310,000

Name and Position	2005 Base Salary
John King Chief Operating Officer, FT Interactive Data	$325,000

Andrea Loew Vice President and General Counsel	$245,000

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 8, 2005, William Gauld, a member of the Company’s Board of Directors, notified the Company that he would not stand for re-election as a director at the Company’s next Annual Meeting of Stockholders to be held May 19, 2005. Mr. Gauld will serve out the remainder of his current term which expires on May 19, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 2004 Executive Management Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION
Date: March 14, 2005	By:	/s/ Steven G. Crane
		Name:	Steven G. Crane
		Title:	Executive Vice President and Chief Financial Officer